EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We  consent  to  the   incorporation  by  reference  in  the  AES  Corporation's
Registration Statement No. 33-49262 on Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 333-30352 on Form S-8, Registration Statement No. 333-57482 on Form S-8, Registration Statement No. 333-66954 on Form S-8, Registration Statement No. 333-66952 on Form S-8, Registration Statement No. 333-84008 on Form S-8, Registration Statement No. 333-83574 on Form S-8, Registration Statement No. 333-82306 on Form S-8, Registration Statement No. 333-81953 on S-3/A, Registration Statement No.
333-64572 on Form S-3, Registration Statement No. 333-83767 on Form S-3/A, Registration Statement No. 333-37924 on Form S-3/A, Registration Statement No. 333-38924 on Form S-3/A, Registration Statement No. 333-40870 on Form S-3/A, Registration Statement No. 333-44698 on Form S-3/A, Registration Statement No. 333-46564 on Form S-3/A, and Registration Statement No. 333-45916 on Form S-4/A of our report dated June 25, 2002, appearing in this Annual Report on Form 11-K of the Employees' Thrift Plan of Indianapolis Power & Light Company for the year ended December 31, 2001.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, IN
June 27, 2002